Exhibit 99.1

     Conn's, Inc. Reports Record Earnings for Fourth Quarter and
                  Fiscal Year Ending January 31, 2006

    BEAUMONT, Texas--(BUSINESS WIRE)--March 30, 2006--Conn's, Inc. (NASDAQ/NM:CONN), a specialty retailer of home appliances, consumer electronics, computers, mattresses, furniture and lawn and garden products, today announced record earnings results for the fourth quarter and year ended January 31, 2006.
    Net income available for common stockholders for the fourth quarter increased 39.8% to $12.9 million compared to $9.2 million for the fourth quarter of last year. Diluted earnings per share available for common stockholders were $0.53 compared with $0.39 for the fourth quarter of last year. Total revenues for the quarter ended January 31, 2006 increased 27.0% to $206.6 million compared with $162.7 million for the quarter ended January 31, 2005. This increase in revenue included net sales increases of $43.2 million, or 30.5%, and increases from "Finance charges and other" of $709,000, or 3.4%. Same store sales (revenues earned in stores operated for the entirety of both periods) increased 22.6% for the fourth quarter of fiscal 2006.
    Total revenues for the year ended January 31, 2006 increased 23.9% to $702.4 million compared with $567.1 million for the year ended January 31, 2005. This increase in revenue included net sales increases of $126.5 million, or 25.6%, and increases from "Finance charges and other" of $8.8 million, or 12.1%. Same store sales increased 16.9% for the year ended January 31, 2006. Net income available for common stockholders for the year ended January 31, 2006 increased 36.7% to $41.2 million compared to $30.1 million for the year ended January 31, 2005. Diluted earnings per share available for the common stockholder increased 33.9% to $1.70 for the year ended January 31, 2006 from $1.27 in the prior year.
    During the year, the Company added six new stores to bring the store count to 56. By the end of January 2007, the Company expects to operate approximately 62 to 64 stores.
    "This was a remarkable year in so many ways," said Thomas J. Frank, Conn's Chairman and Chief Executive Officer. "We successfully made substantial modifications to our Retail Division management early in the year and in the second half of the year contended with two hurricanes and phenomenal sales growth. Our team was up to the challenge in every case and delivered excellent bottom line growth. We take what we learned with those successes into the new year where again we expect to encounter challenges and will apply ourselves in the same manner, demanding excellence from ourselves and our associates."

    EPS Guidance

    The Company also issued guidance for fiscal year 2007 (the year ending January 31, 2007) of earnings per diluted share of approximately $1.85 to $1.90. The earnings guidance does give effect for changes resulting from the required adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, during fiscal 2007. The effect on earnings per diluted share as a result of FAS 123R is estimated to be approximately $0.07. Earnings per diluted share on a comparable basis for the year ended January 31, 2006, had FAS 123R been in effect, would have been $1.66 or a reduction of approximately $0.04. Comparable store sales increases are projected in the mid to high single digit range.

    Conference Call Information

    Conn's, Inc. will host a conference call and audio webcast today, March 30, 2006, at 10:00 a.m., CST, to discuss financial results for the quarter and year ended January 31, 2006. The webcast will be available live at www.conns.com and will be archived for one year. Participants can join the call by dialing (877) 704-5386.

    About Conn's, Inc.

    The Company is a specialty retailer currently operating 56 retail locations in Texas and Louisiana: eighteen stores in the Houston area, twelve in the Dallas/Fort Worth Metroplex, eight in San Antonio, five in Austin, four in Southeast Texas, one in Corpus Christi, two in South Texas and six stores in Louisiana. It sells major home appliances, including refrigerators, freezers, washers, dryers and ranges, and a variety of consumer electronics, including projection, plasma, DLP and LCD televisions, camcorders, computers and computer peripherals, DVD players, portable audio and home theater products. The Company also sells lawn and garden products, furniture and mattresses, and continues to introduce additional product categories for the home to help respond to its customers' product needs and to increase same store sales.
    Unlike many of its competitors, the Company provides flexible in-house credit options for its customers. Historically, it has financed, on average, approximately 57% of retail sales. Customer receivables are financed substantially through an asset-backed securitization facility, from which the Company derives servicing fee income and interest income. The Company transfers receivables, consisting of retail installment contracts and revolving accounts for credit extended to its customers, to a qualifying special purpose entity in exchange for cash and subordinated securities represented by asset-backed and variable funding notes issued to third parties.

    This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to be correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update or expansion of existing stores; the Company's cash flow from operations, borrowings from its revolving line of credit and proceeds from securitizations to fund operations, debt repayment and expansion; growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; relationships with the Company's key suppliers; the results of the Company's litigation; interest rates; weather conditions in the Company's markets; changes in the Company's stock price; and the actual number of shares of common stock outstanding. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K filed on March 30, 2006 and the current report on Form 8-K filed in connection with this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.


                             Conn's, Inc.
           CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS

               (in thousands, except earnings per share)

                              Three Months Ended  Twelve Months Ended
                                  January 31,         January 31,
                              ------------------- -------------------
                                2005      2006      2005      2006
                              --------- --------- --------- ---------

Revenues

   Total net sales            $141,721  $184,887  $494,235  $620,738
   Finance charges and other    20,983    21,692    72,857    81,684
                              --------- --------- --------- ---------

      Total revenues           162,704   206,579   567,092   702,422

Cost and expenses
   Cost of goods sold,
    including warehousing
    and occupancy costs        102,157   133,544   355,159   448,064
   Cost of parts sold,
    including warehousing
    and occupancy costs          1,197     1,515     4,551     5,310
   Selling, general and
    administrative expense      42,779    50,568   152,900   181,631
   Provision for bad debts       1,615     1,245     5,637     3,769
                              --------- --------- --------- ---------

      Total cost and expenses  147,748   186,872   518,247   638,774
                              --------- --------- --------- ---------

Operating income                14,956    19,707    48,845    63,648
Interest expense (income), net     595       (88)    2,359       400
                              --------- --------- --------- ---------
Income before minority
 interest and income taxes      14,361    19,795    46,486    63,248
Minority interest in limited
 partnership                       241         -      (118)        -
                              --------- --------- --------- ---------
Income before income taxes      14,602    19,795    46,368    63,248

Total provision for income
 taxes                           5,355     6,871    16,243    22,067
                              --------- --------- --------- ---------
Net income                      $9,247   $12,924   $30,125   $41,181
                              ========= ========= ========= =========
Earnings per share
   Basic                         $0.40     $0.55     $1.30     $1.76
   Diluted                       $0.39     $0.53     $1.27     $1.70
Average common shares
 outstanding
   Basic                        23,230    23,523    23,192    23,412
   Diluted                      23,764    24,512    23,754    24,192


                             Conn's, Inc.
                CONDENSED, CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                                 January 31,
                                        -----------------------------
                                            2005           2006
                                        -------------- --------------

                 Assets
Current assets
   Cash and cash equivalents                   $7,027        $45,176
   Interests in securitized assets and
    accounts receivable, net                  131,887        146,991
   Inventories                                 62,346         73,987
   Deferred income taxes                        4,901          4,670
   Prepaid expenses and other assets            3,552          4,004
                                        -------------- --------------
      Total current assets                    209,713        274,828
Non-current deferred tax asset                  1,523          2,464
Total property and equipment, net              47,710         54,826
Goodwill and other assets, net                  9,846          9,877
                                        -------------- --------------
       Total assets                          $268,792       $341,995
                                        ============== ==============
  Liabilities and Stockholders' Equity
Current Liabilities
   Notes payable                               $5,500             $-
   Current portion of long-term debt               29            136
   Accounts payable                            27,108         40,920
   Accrued compensation                         8,548         18,847
   Accrued expense                             11,928         17,380
   Fair value of derivatives                      177              -
   Other current liabilities                    8,349         18,049
                                        -------------- --------------
      Total current liabilities                61,639         95,332
Long-term debt                                  5,003              -
Non-current deferred tax liability                704            903
Deferred gain on sale of property                 644            476
Total stockholders' equity                    200,802        245,284
                                        -------------- --------------
         Total liabilities and
          stockholders' equity               $268,792       $341,995
                                        ============== ==============


                             Conn's, Inc.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)

                                                For the Years
                                              Ended January 31,
                                        -----------------------------
                                            2005           2006
                                        -------------- --------------

Net cash provided by operating
 activities                                      $170        $64,318

Cash flows from investing activities
  Purchase of property and equipment          (19,619)       (18,490)
  Proceeds from sale of property                1,131             34
                                        -------------- --------------
Net cash used by investing activities         (18,488)       (18,456)
Cash flows from financing activities
  Net borrowings (payments) under bank
   credit facilities                           10,500        (10,500)
  Net proceeds from stock issued under
   employee benefit plans                       1,603          2,813
  Debt issuance costs                            (118)          (130)
  Borrowings on promissory notes                    -            136
  Payment of promissory notes                     (60)           (32)
                                        -------------- --------------
Net cash provided by (used in) financing
 activities                                    11,925         (7,713)
                                        -------------- --------------
Impact on cash of consolidation of SRDS           478              -
                                        -------------- --------------
Net change in cash                             (5,915)        38,149
Cash and cash equivalents
  Beginning of the year                        12,942          7,027
                                        -------------- --------------
  End of the year                              $7,027        $45,176
                                        ============== ==============


                CALCULATION OF GROSS MARGIN PERCENTAGE
                        (dollars in thousands)

                              Three Months Ended      Years Ended
                                  January 31,         January 31,
                              ------------------- -------------------
                                2005      2006      2005      2006
                              --------- --------- --------- ---------
Total revenues                $162,704  $206,579  $567,092  $702,422
Less cost of goods and parts
 sold, including warehousing
 and occupancy cost           (103,354) (135,059) (359,710) (453,374)
                              --------- --------- --------- ---------
Gross margin dollars           $59,350   $71,520  $207,382  $249,048
                              ========= ========= ========= =========

Gross margin percentage           36.5%     34.6%     36.6%     35.5%


                         PORTFOLIO STATISTICS
     For the periods ended January 31, 2003, 2004, 2005 and 2006
(dollars in thousands, except average outstanding balance per account)

                                2003      2004      2005      2006
                              --------- --------- --------- ---------

Total accounts                 285,247   299,717   350,251   415,338
Total outstanding balance     $303,825  $349,470  $428,700  $519,721
Average outstanding balance
 per account                    $1,065    $1,166    $1,224    $1,251
60 day delinquency             $16,176   $18,267   $23,143   $35,537
Percent delinquency                5.3%      5.2%      5.4%      6.8%
Loan loss ratio                    3.5%      3.4%      2.9%      2.5%


    CONTACT: Conn's, Inc., Beaumont
             Thomas J. Frank, 409-832-1696  Ext. 3218